UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2010

Bowne & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-05842	13-2618477
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Water Street, New York, New York		10041
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-924-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 22, 2010, Bowne & Co., Inc. ("Bowne") and R.R. Donnelley & Sons Company ("RR Donnelley") issued a joint press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that they received notification from the Federal Trade Commission ("FTC") that its investigation of the previously announced proposed acquisition of Bowne by RR Donnelley (the "Merger") has been closed and that no additional action by the FTC is warranted at this time. Further, on November 23, 2010, Bowne and RR Donnelley issued another joint press release, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference, announcing that they had received notification from the FTC that the waiting period for the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has been terminated. As previously announced, Bowne’s stockholders approved the Merger on May 26, 2010. The parties expect to close the Merger, which remains subject to the satisfaction or waiver of other customary closing conditions, by November 24, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

99.1 Joint Press Release of R.R. Donnelley & Sons Company and Bowne & Co., Inc., dated November 22, 2010.

99.2 Joint Press Release of R.R. Donnelley & Sons Company and Bowne & Co., Inc., dated November 23, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowne & Co., Inc.

November 23, 2010	By:	/s/ Scott L. Spitzer

Name: Scott L. Spitzer
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	99.1 Joint Press Release of R.R. Donnelley & Sons Company and Bowne & Co., Inc., dated November 22, 2010.
99.2	99.2 Joint Press Release of R.R. Donnelley & Sons Company and Bowne & Co., Inc., dated November 23, 2010.